EXHIBIT 21



                    SUBSIDIARIES OF THE REGISTRANT


PARENT
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Osage Federal Financial, Inc.


                                            STATE OR OTHER
                                            JURISDICTION OF      PERCENTAGE
SUBSIDIARIES                                 INCORPORATION       OWNERSHIP
------------                                 -------------       ---------

Osage Federal Bank                           United States          100%